Consent of Independent Registered Public Accounting Firm

         We have issued our report dated October 15, 2004 accompanying the financial statements of Insured Municipals Income Trust, 237th Insured Multi-Series as of August 31, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                        Grant Thornton LLP


Chicago, Illinois
December 27, 2004